UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2014

PERCEPTRON, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

47827 Halyard Drive, Plymouth, MI	48170-2461
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 414-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 11, 2014, the Board of Directors of Perceptron, Inc. (the “Company”) appointed Keith R. Marchiando as Vice President and Chief Financial Officer, effective February 17, 2014. Mr. Marchiando will succeed Sylvia M. Smith, the Company’s acting Chief Financial Officer, who will return to her duties as Vice President, Controller and Chief Accounting Officer, effective February 17, 2014.

The Company also announced that Mark S. Hoefing, Senior Vice President, has been named the Company’s Chief Operating Officer, effective immediately.

On February 12, 2014, the Company issued a press release announcing Messrs. Marchiando and Hoefing’s appointments. Attached hereto and incorporated by reference as Exhibit 99.1 is the press release relating to such announcements. Such information, including Exhibit 99.1 attached hereto under Item 9.01, shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Mr. Marchiando, age 51, served as Executive Vice President and Chief Financial Officer of Carbon Motors Corporation, a specialty vehicle original equipment manufacturer, from January 2008 to February 2013. From April 2007 to December 2007, he served as an independent strategy and financial consultant to multiple manufacturing clients. From March 2005 to December 2006, he was the Senior Vice President and Chief Financial Officer of Dura Automotive Systems, Inc., a $2.2 billion automotive and specialty vehicle component supplier. From February 2003 to February 2005, he served as Vice President, Corporate Controller at Dura. Prior to joining Dura, Mr. Marchiando served in various financial management roles of increasing responsibility at Dow Chemical Company from 1997 to 2003 and Ford Motor Company from 1990 to 1997. He holds a Bachelor’s degree in Business Administration from Lehigh University and a Master’s degree in Industrial Administration from Carnegie Mellon University, Graduate School of Industrial Administration (Tepper School).

Under the terms of an Offer Letter between Mr. Marchiando and the Company, Mr. Marchiando’s annual base salary will be $220,000. In accordance with Company policy, he is not eligible to participate in the Company’s fiscal 2014 Annual Incentive Plan. His bonus potential level under future Annual Incentive Compensation Plans, subject to their adoption by the Company’s Board of Directors, will be 40% of his annual base salary. Mr. Marchiando is entitled to receive medical, executive life and disability insurance coverage and other benefits available generally to senior management of the Company and a monthly car allowance of $600. The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On February 11, 2014, with a grant date effective March 3, 2014, the Management Development, Compensation and Stock Option Committee (the “Management Development Committee”) awarded Mr. Marchiando non-qualified options to purchase 25,000 shares of the Company’s Common Stock, under the Company’s 2004 Stock Incentive Plan, to be issued on the current form of Non-Qualified Stock Option Agreement for Officers. The options will become exercisable in four equal annual installments beginning March 3, 2015 at an exercise price equal to the fair market value of the Company’s Common Stock as of March 3, 2014.

The Company also entered into a Severance Agreement with Mr. Marchiando that provides for severance benefits, including one-half times his base salary, a prorated portion of any annual bonus he would have earned in the year of termination had he been employed at the end of the bonus period and continuation of his health and welfare benefits (principally executive life insurance and auto benefit) for six months following his termination of employment and, if termination is six months prior to or within two years following certain changes in control of the Company, his severance benefits will be one times his base salary, a prorated portion of his targeted bonus for the year of termination based on the number days worked in the year of termination and continuation of his health and welfare benefits for one year following his termination of employment. The foregoing description of the Severance Agreement is not complete and is qualified in its entirety by reference to the Severance Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company also entered into the Company’s standard Executive Agreement Not to Compete with Mr. Marchiando.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

C. Exhibits.

Exhibit No.	Description

10.1	Offer Letter dated February 4, 2014 between Keith R. Marchiando and the Company

10.2	Severance Agreement dated February 11, 2014 between Keith R. Marchiando and the Company.

99.1	Press Release of the Company dated February 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.
(Registrant)

Date: February 12, 2014	/s/ David W. Geiss
By: David W. Geiss
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Offer Letter dated February 4, 2014 between Keith R. Marchiando and the Company

10.2	Severance Agreement dated February 11, 2014 between Keith R. Marchiando and the Company.

99.1	Press Release of the Company dated February 12, 2014.